For more information:

Eric Miller

Intersections Inc.

703.488.6100

intxinvestorrelations@intersections.com

Intersections Inc. Reports Third Quarter 2009 Earnings

CHANTILLY, VA. – November 9, 2009 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended September 30, 2009. Revenue for the third quarter of 2009 was $92.9 million, compared to $93.4 million for the quarter ended September 30, 2008 and $90.3 million for the quarter ended June 30, 2009, a decrease of 0.5 percent and an increase of 2.9 percent, respectively. Consolidated adjusted EBITDA before share based compensation for the third quarter of 2009 was $7.3 million. Net income for the quarter ended September 30, 2009 was $349 thousand, compared to net income of $2.7 million for the quarter ended September 30, 2008 and net loss of $2.7 million for the quarter ended June 30, 2009. Net loss for the nine months ended September 30, 2009 was $2.9 million, compared to net income of $10.5 million for the nine months ended September 30, 2008. Net loss for the nine months ended September 30, 2009 includes a non-cash impairment charge of $6.2 million. Diluted earnings per share (“EPS”) were $0.02 for the third quarter of 2009, compared to $0.15 for the third quarter of 2008 and loss per share of ($0.15) for the second quarter of 2009.

Michael Stanfield, CEO commented, “Our revenue and adjusted EBITDA growth in the third quarter underscore the strong underlying fundamentals of the core consumer business. These results give us confidence that the investments we are making in broader marketing campaigns and technology innovations together with our product leadership and cost discipline will position us well to grow as the economy starts to recover.”

Third Quarter 2009 Financial Highlights:

•

Total subscribers decreased to approximately 4.4 million as of September 30, 2009, compared to approximately 4.7 million subscribers as of December 31, 2008 and 4.5 million subscribers as of June 30, 2009.

•

Total revenue for the third quarter of 2009 was $92.9 million, including $4.6 million from the Background Screening segment and $1.1 million from the Other segment, compared to $93.4 million for the third quarter of 2008, including $7.8 million from the Background Screening segment and $1.8 million from the Other segment. Total revenue was $90.3 million for the second quarter of 2009, including $4.5 million from the Background Screening segment and $1.4 million from the Other segment.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, for the third quarter of 2009 was $43.6 million, compared to $49.2 million for the third quarter of 2008 and $42.6 million for the second quarter of 2009, a decrease of 11.4 percent and an increase of 2.3 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as subscription revenue normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•

Income before taxes and noncontrolling interest was $1.9 million for the third quarter of 2009, including a loss before taxes and noncontrolling interest of $844 thousand for the Background Screening segment and a loss of $2.4 million for the Other segment, compared to $4.1 million for the third quarter of 2008, which included a loss before taxes and noncontrolling interest of $1.4 million for the Background Screening segment and a loss of $723 thousand for the Other segment. Loss before taxes and noncontrolling interest was $5.6 million for the second quarter of 2009 which included a loss before taxes and noncontrolling interest of $6.8 million for the Background Screening segment and a loss of $1.9 million for the Other segment.

•

Net income was $349 thousand, or $0.02 per diluted share, for the quarter ended September 30, 2009, compared to $2.7 million, or $0.15 per diluted share, for the quarter ended September 30, 2008 and net loss of $2.7 million, or ($0.15) per diluted share, for the quarter ended June 30, 2009.

•	Cash flow provided by operations for the quarter ended September 30, 2009, was approximately $2.4 million.
•

In July 2009, we terminated our ownership agreement with Control Risks Group and purchased the noncontrolling interest of Screening International for approximately $1.4 million and relief of certain indebtedness incurred by Screening International. Our newly formed subsidiary, Screening International Holdings, LLC, paid the purchase price by delivery to CRG of a non-interest bearing $1.4 million note, which matures in 5 years, with equal principal payments in the third, fourth and fifth years. In addition, we amended our Credit Agreement to obtain consents related to the transaction.

See the attached schedule of “Other Data” for the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Nine Month Results:

•

Total revenue for the nine months ending September 30, 2009 was $270.5 million, including $13.5 million from the Background Screening segment and $4.2 million from the Other segment, compared to $273.5 million for the nine months ending September 30, 2008, including $22.6 million from the Background Screening segment and $5.2 million from the Other segment, a decrease of 1.1 percent.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, decreased 13.6 percent to $126.8 million for the nine months ending September 30, 2009, from $146.8 million for the comparable period in 2008.

•

Loss before taxes and noncontrolling interest was $4.8 million for the nine months ending September 30, 2009, including a loss before taxes and noncontrolling interest of $10.3 million for the Background Screening segment and $4.5 million for the Other segment, compared to income before taxes and noncontrolling interest of $16.2 million for the nine months ending September 30, 2008, which included a loss before taxes and noncontrolling interest of $3.4 million for the Background Screening segment and $1.8 million for the Other segment.

•

Net loss was $2.9 million, or ($0.16) per diluted share, for the nine months ending September 30, 2009, compared to net income of $10.5 million, or $0.60 per diluted share, for the comparable period in 2008.

•	Cash flow provided by operations for the nine months ending September 30, 2009 was approximately $13.6 million.
•

We recorded a $6.2 million non-cash impairment charge in the nine months ended September 30, 2009 related to the writedown to fair value of goodwill and intangible assets in our Background Screening segment. The continuing economic downturn in the second quarter of 2009 and the ongoing economic uncertainty were the primary factors in our decision to record this non-cash impairment charge.

See the attached schedule of “Other Data” for the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

For additional insights into Intersections’ quarter ended September 30, 2009 results please visit our website at www.intersections.com under the Investors & Media page and click on the Presentations and Interviews link. Please note that we will not be holding an earnings call to discuss these results.

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc. (www.intersections.com)

Intersections Inc. (NASDAQ: INTX) is a leading global provider of consumer and corporate identity risk management services. Its premier identity theft, privacy, and consumer solutions are designed to provide high-value opportunities to its marketing partners, including leading financial institutions, Fortune 100 corporations, and other businesses. Intersections also markets full identity theft protection solutions under its brand, IDENTITY GUARD® (www.identityguard.com). Intersections’ consumer identity theft protection services have protected more than 25 million consumers.

To address the growing threat of corporate fraud, the Intersections Business Services divisionoffers cutting-edge identity management solutions to corporate clients including: data breach remediation, domestic and international pre-employment background screening, corporate identity theft protection and brand monitoring.

INTERSECTIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands, except per share data)

	2009	2008	2009	2008

Revenue	$92,927	$93,415	$270,513	$273,521
Operating expenses:
Marketing	15,492	12,776	45,868	38,573
Commissions	28,232	22,319	80,882	61,680
Cost of revenue	25,408	30,439	76,792	88,719
General and administrative	17,594	17,712	52,824	51,031
Goodwill impairment charges	-	-	6,163	-
Depreciation	1,949	2,438	6,061	7,107
Amortization	1,891	2,739	6,473	8,132

Total operating expenses	90,566	88,423	275,063	255,242

Income (loss) from operations	2,361	4,992	(4,550)	18,279
Interest income	6	46	148	218
Interest expense	(472)	(537)	(909)	(1,722)
Other income/(expense), net	3	(442)	476	(543)

Income (loss) before income taxes and noncontrolling interest	1,898	4,059	(4,835)	16,232

Income tax expense	(1,549)	(1,736)	(2,412)	(6,715)

Net income (loss)	349	2,323	(7,247)	9,517

Net loss attributable to the noncontrolling interest	-	374	4,380	971

Net income (loss) attributable to Intersections Inc.	$349	$2,697	$(2,867)	$10,488

Net income (loss) per share – basic	$0.02	$0.16	$(0.16)	$0.61

Net income (loss) per share – diluted	$0.02	$0.15	$(0.16)	$0.60

Weighted average common shares outstanding – basic	17,534	17,296	17,470	17,244
Weighted average common shares outstanding – diluted	17,851	17,707	17,470	17,586

INTERSECTIONS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2009	December 31, 2008
	(in thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,033	$10,762
Short-term investments	4,990	4,955
Accounts receivable, net	26,985	29,391
Prepaid expenses and other current assets	5,883	5,697
Income tax receivable	2,292	7,416
Deferred subscription solicitation costs	34,064	28,951
Total current assets	86,247	87,172

PROPERTY AND EQUIPMENT— net	18,240	16,942
LONG-TERM INVESTMENT	3,327	3,327
GOODWILL	46,939	53,102
INTANGIBLE ASSETS — net	25,557	32,030
OTHER ASSETS	12,127	9,056
TOTAL ASSETS	$192,437	$201,629

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$7,004	$7,014
Note payable to Control Risks Group Ltd.	-	900
Capital leases – current portion	951	637
Accounts payable	5,994	9,802
Accrued expenses and other current liabilities	19,122	15,843
Accrued payroll and employee benefits	3,085	4,998
Commissions payable	1,786	2,401
Deferred revenue	5,038	4,381
Deferred tax liability – net, less current portion	9,565	7,535
Total current liabilities	52,545	53,511

LONG-TERM DEBT	33,111	37,583
OBLIGATIONS UNDER CAPITAL LEASES – less current portion	1,377	786
OTHER LONG-TERM LIABILITIES	3,342	4,686
DEFERRED TAX LIABILITY – net, less current portion	3,385	2,611
TOTAL LIABILITIES	$93,760	$99,177

STOCKHOLDERS’ EQUITY:

Common stock	187	184
Additional paid-in capital	103,709	103,544
Treasury stock	(9,516)	(9,516)
Retained earnings	5,513	8,380
Accumulated other comprehensive income-cash flow hedge relationship	(969)	(1,263)
Accumulated other comprehensive (loss) income-other	(247)	110
Total Intersections, Inc. stockholders’ equity	98,677	101,439
Noncontrolling Interest	-	1,013
TOTAL STOCKHOLDERS’ EQUITY	98,677	102,452
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$192,437	$201,629

INTERSECTIONS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income attributable to Intersections Inc.	$(7,247)	$9,517
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	6,061	7,067
Amortization of intangible assets	6,473	8,132
Amortization of gain from sale leaseback	-	(29)
Amortization of debt issuance cost	65	76
Loss on disposal of fixed assets	64	-
Provision for doubtful accounts	47	145
Share based compensation	3,151	3,251
Amortization of deferred subscription solicitation costs	49,477	38,624
Goodwill impairment charges	6,163	-
Foreign currency transaction (gains) losses, net	(616)	293
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	2,418	(557)
Prepaid expenses and other current assets	(129)	609
Income tax receivable	5,123	2,880
Deferred subscription solicitation costs	(53,885)	(46,059)
Other assets	(3,773)	(1,479)
Accounts payable	(3,732)	(2,104)
Accrued expenses and other current liabilities	3,636	4,095
Accrued payroll and employee benefits	(1,931)	179
Commissions payable	(615)	(1,584)
Deferred revenue	657	2,028
Deferred income tax, net	2,805	(202)
Other long-term liabilities	(651)	334
Cash flows provided by operating activities	13,561	25,216

CASH FLOWS USED IN INVESTING ACTIVITIES:
Acquisition of property and equipment	(5,868)	(5,400)
Proceeds from sale of property and equipment	26	-
Purchase of short term investments	-	(4,955)
Purchase of long-term investment	-	(3,327)
Cash paid in the acquisition of Net Enforcers, Inc.	-	(867)
Cash paid in the acquisition of intangible membership agreements	-	(30,176)
Cash flows used in by investing activities	(5,842)	(44,725)

CASH FLOWS (USED IN)/PROVIDED BY FINANCING ACTIVITIES:
Cash proceeds from stock options exercised	2	175
Withholding tax payment on vesting of restricted stock units	(362)	(517)
Borrowings under credit agreement	-	32,611
Debt issuance costs	-	(132)
Repayments under credit agreement	(5,260)	(14,955)
Tax benefit of stock options exercised	(87)	-
Capital lease payments	(559)	(846)
Cash flows (used in)/provided by financing activities	(6,266)	16,336
EFFECT OF EXCHANGE RATE ON CASH	(182)	(263)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,271	(3,436)
CASH AND CASH EQUIVALENTS—Beginning of period	10,762	19,780
CASH AND CASH EQUIVALENTS—End of period	$12,033	$16,344

INTERSECTIONS INC.

OTHER DATA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands)

	2009	2008	2009	2008

Subscribers at beginning of period	4,467	5,657	4,730	5,259
New subscribers – indirect	171	366	622	1,551
New subscribers – direct	582	659	1,703	1,774
Cancelled subscribers within first 90 days of subscription	(240)	(269)	(700)	(844)
Cancelled subscribers after first 90 days of subscription	(581)	(1,482)	(1,956)	(2,809)
Subscribers at end of period	4,399	4,931	4,399	4,931

Indirect subscribers	39.4%	47.5%	39.4%	47.5%
Direct subscribers	60.6	52.5	60.6	52.5
	100.0%	100.0%	100.0%	100.0%

*Cancellations within first 90 days of subscription	31.8%	26.3%	30.1%	25.4%
**Cancellations after first 90 days of subscription	38.5%	40.4%	38.5%	40.4%

***Overall retention	54.6%	52.6%	54.6%	52.6%

Percentage of revenue from indirect marketing arrangements to total subscription revenue	12.1%	20.2%	12.6%	23.5%

Percentage of revenue from direct marketing arrangements to total subscription revenue	87.9	79.8	87.4	76.5

Total subscription revenue	100.0%	100.0%	100.0%	100.0%

Total revenue	$92,927	$93,415	$270,513	$273,521
Revenue from transactional sales	(5,574)	(9,094)	(16,979)	(26,481)
Revenue from lost/stolen credit card registry	(12)	(9)	(38)	(27)
Subscription revenue	87,341	84,312	253,496	247,013

Marketing and commissions	43,724	35,095	126,750	100,253
Commissions paid on transactional sales	(1)	(1)	(3)	(4)
Commissions paid on lost/stolen credit card registry	(41)	(15)	(83)	(38)
Marketing and commissions associated with subscription revenue	43,682	35,079	126,664	100,211

Subscription revenue, net of marketing and commissions associated with subscription revenue	$43,660	$49,233	$126,832	$146,802

* Percentage of cancellation within the first 90 days to new subscribers

** Percentage of the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days

*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated EBITDA before share based compensation and consolidated adjusted net income excluding non-cash charges are presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

(1) Consolidated EBITDA before share based compensation, represents consolidated income before income taxes plus non-cash share based compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense), and other income (expense). We believe that the consolidated EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance. Consolidated EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and Management use consolidated EBITDA before share based compensation to evaluate the operating performance of the company and to make compensation and bonus determinations, and our lenders use consolidated EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

We provide this information to show the impact of share based compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share based compensation and consider both the Black-Scholes value and GAAP value in connection, therewith, and value such awards accordingly. We do not consider share based compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. We hold our management team accountable for cash-based compensation and such amounts are included in their operating plans. Due to its nature, individual managers generally are unable to project the impact of share based compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share based compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share based compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, unlike cash compensation, the value of share based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of EBITDA before share based compensation when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

EBITDA before share based compensation has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share based compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share based awards are valued and included as appropriate in our operating results.

The following table reconciles consolidated income before income taxes to consolidated EBITDA before share based compensation, as defined for the previous seven quarters and nine months year-to-date through September 30, 2008 and September 30, 2009. In managing our business, we analyze our performance quarterly on a consolidated income before income tax basis.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2008				2009
	For the Four Months Ended				For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation

Consolidated income/(loss) before income taxes	$5,124	$7,049	$4,059	$(44,126)	$(1,162)	$(5,570)	$1,898
Share based compensation	1,031	1,093	1,127	818	968	1,069	1,114
Goodwill, intangible, and long-lived asset impairment charges	—	—	—	44,702	214	5,949	—
Depreciation	2,341	2,328	2,438	2,265	2,150	1,962	1,949
Amortization	2,489	2,904	2,739	2,657	2,408	2,174	1,891
Interest expense, net	467	546	491	862	106	189	466
Other expense/(income), net	18	83	442	1,143	446	(919)	(3)
Consolidated EBITDA before share based compensation (1)	$11,470	$14,003	$11,296	$8,321	$5,130	$4,854	$7,315

	For the Nine Months Ended September 30,
	2008	2009
Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation

Consolidated income/(loss) before income taxes	$16,232	$(4,834)
Share based compensation	3,251	3,151
Goodwill, intangible and long-lived asset impairment charges	—	6,163
Depreciation	7,107	6,061
Amortization	8,132	6,473
Interest expense, net	1,504	761
Other expense/(income), net	543	(476)
Consolidated EBITDA before share based compensation (1)	$36,769	$17,299

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(2) Net amortization and share based compensation per share is not a measurement under GAAP, may not be similar to net amortization and share based compensation per share measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that net amortization and share based compensation per share provides useful information to investors because it is an indicator of operating performance since it excludes items that are not directly attributable to ongoing business operations, as well as a non-cash share based compensation expense that we are required to record under GAAP. We believe our net amortization and share based compensation per share calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies.

The following table provides the consolidated Net Amortization and Share Based Compensation per Share amount:

	2008 For the Four Months Ended				2009 For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

Net amortization and share based compensation per share

Amortization	$2,489	$2,904	$2,739	$2,657	$2,408	$2,174	$1,891

Share based compensation	1,031	1,093	1,127	818	968	1,069	1,114

Subtotal	3,520	3,997	3,866	3,475	3,376	3,243	3,005

Estimated tax effect at 40%	(1,408)	(1,599)	(1,546)	(1,390)	(1,350)	(1,298)	(1,202)
Net amortization and share based compensation	2,112	2,398	2,320	2,085	2,026	1,945	1,803

Diluted shares	17,475	17,608	17,707	17,323	17,389	17,486	17,851
Net amortization and share based compensation per share (2)	$0.12	$0.14	$0.13	$0.12	$0.12	$0.11	$0.10

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	For the Nine Months Ended September 30,
	2008	2009

Net amortization and share based compensation per share

Amortization	$8,132	$6,473

Share based compensation	3,251	3,151

Subtotal	11,383	9,624

Estimated tax effect at 40%	(4,553)	(3,850)

Net amortization and share based compensation	6,830	5,774

Diluted shares	17,586	17,470

Net amortization and share based compensation per share (2)	$0.39	$0.33

The following table provides components of Intersections’ Consumer Products and Services (CPS) segment on a per ending subscriber per quarter basis. In the nine months ended September 30, 2008, we changed our segment reporting by realigning a portion of the Consumer Products and Services segment into the Other segment. The Other segment contains services from our relationship with a third party that administers referrals for identity theft to major banking institutions and breach services previously accounted for in the Consumer Products and Services segment. The modification to the business segments was determined based on how our senior management analyzed, evaluated, and operated our global operations beginning in the three months ended June 30, 2008.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2008 For the Four Months Ended				2009 For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

Per ending subscriber per quarter

Revenue	$13.95	$14.95	$16.99	$17.11	$17.90	$18.90	$19.82
Cost of revenue	4.32	4.37	5.08	4.44	4.79	4.99	5.03
Gross margin (4)(A)	9.63	10.58	11.91	12.67	13.11	13.91	14.78
Marketing	2.20	2.40	2.59	2.93	3.31	3.44	3.52
Commissions	3.31	3.67	4.50	5.12	5.68	5.97	6.40
Revenue less marketing and commissions (4)(B)	8.44	8.88	9.90	9.06	8.91	9.49	9.89
General and administrative	2.01	2.15	2.52	2.65	2.74	2.98	2.88
Share based compensation	(0.19)	(0.19)	(0.23)	(0.17)	(0.21)	(0.24)	(0.25)
EBITDA before share based compensation (4)(C)	2.30	2.54	2.52	2.14	1.60	1.76	2.24

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table above includes financial information prepared in accordance with GAAP as well as other financial measures referred to as non-GAAP financial measures. CPS EBITDA before share based compensation, CPS Gross margin per ending subscriber, CPS Revenue less marketing and commissions per ending subscriber and CPS EBITDA before share based compensation per ending subscriber are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

(3) CPS earnings before interest, tax, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, or EBITDA before share based compensation, represents income before income taxes plus non-cash share based compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense), and other income (expense) for the CPS segment.

We believe that the EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance. EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and Management use EBITDA before share based compensation to evaluate the operating performance of the CPS segment and to make compensation and bonus determinations, and our lenders use EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

The following table reconciles CPS income before income taxes to EBITDA before share based compensation, as defined for the previous seven quarters and nine months year-to-date through September 30, 2008 and September 30, 2009. In managing our business, we analyze the performance of our segments quarterly on an income before income tax basis.

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	2008 For the Four Months Ended				2009 For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

CPS reconciliation from income before income taxes to EBITDA before share based compensation

CPS income/(loss) before income taxes	$7,118	$8,087	$6,149	$(12,063)	$1,815	$3,073	$5,107

Share based compensation	1,031	1,093	1,127	818	968	1,069	1,114
Goodwill, intangible and long-lived asset impairment charges	—	—	—	15,771	—	—	—

Depreciation	2,098	2,087	2,190	2,036	1,925	1,734	1,736

Amortization	2,065	2,512	2,363	2,281	2,157	1,934	1,671

Interest expense, net	451	528	473	844	87	171	436

Other expense/(income), net	27	78	145	448	292	(103)	(229)
EBITDA before share based compensation (3)	$12,790	$14,385	$12,447	$10,135	$7,244	$7,878	$9,835

	For the Nine Months Ended September 30
	2008	2009

CPS reconciliation from income before income taxes to EBITDA before share based compensation
CPS income before income taxes	$21,354	$9,995
Share based compensation	3,251	3,151
Goodwill, intangible and long-lived asset impairment charges	—	—
Depreciation	6,375	5,395
Amortization	6,940	5,762
Interest expense, net	1,452	694
Other expense/(income), net	250	(40)
EBITDA before share based compensation (3)	$39,622	$24,957

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(4) A. CPS gross margin per ending subscriber represents CPS revenue less cost of revenue divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis. B. CPS Revenue less marketing and commissions per ending subscriber represents CPS revenue less marketing and commissions divided by the ending number of subscribers. We believe this measure is important to investors and is one that we use in managing our CPS business because it normalizes the effect of changes in the mix of direct and indirect marketing arrangements and it demonstrates our profitability trend on a per subscriber basis. C. CPS EBITDA before share based compensation per ending subscriber represents CPS EBITDA before share based compensation (defined in section (1) above) divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis.

	2008 For the Four Months Ended				2009 For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

A. CPS gross margin per ending subscriber

Revenue	$77,433	$84,572	$83,787	$80,915	$81,192	$84,420	$87,191
Cost of revenue	(23,979)	(24,743)	(25,048)	(20,993)	(21,729)	(22,273)	(22,149)
Gross margin	53,454	59,829	58,739	59,922	59,463	62,147	65,042
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467	4,399
CPS gross margin per ending subscriber	9.63	10.58	11.91	12.67	13.11	13.91	14.78

B. CPS revenue less marketing and commissions per ending subscriber
Revenue	$77,433	$84,572	$83,787	$80,915	$81,192	$84,420	$87,191
Marketing	(12,194)	(13,604)	(12,776)	(13,866)	(15,029)	(15,346)	(15,493)
Commissions	(18,365)	(20,755)	(22,199)	(24,206)	(25,746)	(26,687)	(28,172)
Revenue less marketing and commissions	46,874	50,213	48,812	42,843	40,417	42,387	43,526
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467	4,399
CPS revenue less marketing and commissions per ending subscriber	8.44	8.88	9.90	9.06	8.91	9.49	9.89

C. CPS EBITDA before share based compensation per ending subscriber
EBITDA before share based compensation	$12,790	$14,385	$12,447	$10,135	$7,244	$7,878	$9,835
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467	4,399
CPS EBITDA before share based compensation per ending subscriber	2.30	2.54	2.52	2.14	1.60	1.76	2.24

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	For the Nine Months Ended September 30
	2008	2009
A. CPS gross margin per ending subscriber
Revenue	$245,792	$252,803
Cost of revenue	(73,770)	(66,151)
Gross margin	172,022	186,652
Ending subscribers	4,931	4,399
CPS gross margin per ending subscriber	34.89	42.43

B. CPS revenue less marketing and commissions per ending subscriber
Revenue	$245,792	$252,803
Marketing	(38,574)	(45,868)
Commissions	(61,319)	(80,605)
Revenue less marketing and commissions	145,899	126,330
Ending subscribers	4,931	4,399
CPS revenue less marketing and commissions per ending subscriber	29.59	28.72

C. CPS EBITDA before share based compensation per ending subscriber
EBITDA before share based compensation	$39,622	$24,957
Ending subscribers	4,931	4,399
CPS EBITDA before share based compensation per ending subscriber	8.04	5.67

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(5) Consolidated adjusted net income excluding non-cash charges represents consolidated net loss plus non-cash goodwill, intangible and long-lived asset impairment charges and valuation allowances on deferred tax assets. We believe that the consolidated adjusted net income excluding non-cash charges provides a more meaningful representation of our on-going economic performance and therefore we utilize this non-GAAP financial measure internally to evaluate our operating results. We have chosen to provide this information to investors to enable them to make a more meaningful comparison of operating results.

Management uses consolidated adjusted net income excluding non-cash charges to measure the core operating performance of the company’s business units. Management believes that this non-GAAP financial measure presents the company’s operating results in the ordinary and ongoing course of its business. Given the significant amount of judgment involved in making impairment determinations and that the company does not control two of the key factors – the deterioration in the general economic environment and the decline in the company’s market capitalization – which go into the determination, management finds it helpful, and believes that investors find it useful, to consider an operating measure that excludes non-cash charges, such as goodwill, intangible and long-lived asset impairment charge expenses, which are not directly related to the company’s operating performance. We believe this permits investors to better understand the company’s operating trends and to enable them to make a more meaningful comparison of operating results.

For the quarter ended September 30, 2009, we reported adjusted net income without any non-cash impairment charges. In the future, we expect that we may again report adjusted net income excluding these items and may incur expenses similar to these excluded items. Accordingly, the exclusion of these and similar items in the company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Consolidated adjusted net income excluding non-cash charges has limitations due to the fact it excludes the effect of charges that management does not believe is indicative of the company’s ongoing operations. We compensate for these limitations by providing extensive GAAP-based disclosure about the non-cash goodwill, intangible and long-lived asset impairment charges and valuation allowances on the deferred tax assets in the footnotes to our financial statements and MD&A section in our SEC filings.

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	For the Year Ended December 31	For the Nine Months Ended September 30
	2008	2009
Consolidated net loss reconciliation from net loss to consolidated adjusted net income excluding non-cash charges
Consolidated net loss	$(15,977)	$(2,867)
Goodwill, intangible and long-lived asset impairment charges, net of estimated tax	33,682	6,163
Valuation allowance on deferred tax assets	2,203	3,659
Noncontrolling interest	(7,097)	(4,285)
Consolidated adjusted net income excluding non-cash charges (5)	$12,811	$2,670

For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.

Contact:

Intersections Inc.

Eric Miller

(703) 488-6100

intxinvestorrelations@intersections.com